UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

APTOSE BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105

Toronto, Ontario M2J 4R3

Canada

(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 25, 2024, Aptose Biosciences Inc. (“Aptose”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Newbridge Securities Corporation, as Underwriter, pursuant to which Aptose agreed to issue and sell 4,912,280 common shares and 4,912,280 warrants to acquire common shares (the “Warrants”) at a combined public offering price of $1.71 per common share and Warrant (the “Offering”). Each Warrant is exercisable to purchase one common share at a price of $1.71 per share. Each Warrant will be exercisable at any time following the closing of the Offering up to 5 years following such date. Under the terms of the Underwriting Agreement, Aptose granted the Underwriter a 30-day option to purchase up to an additional 736,842 common shares and/or Warrants, which option was exercised by Newbridge in full. Aptose expects to receive approximately $9.0 million in net proceeds from the Offering (including the option to purchase additional shares), after deducting underwriting discounts and commissions but before deducting estimated offering expenses. Under the terms of the Underwriting Agreement, Aptose also agreed to issue to the Underwriter, for its own account, warrants (the “Underwriter Warrants”) to purchase an aggregate of 395,438 common shares at a price per share equal to $2.1375, (including warrants issued pursuant to the Underwriter’s option). The Underwriter Warrants will be exercisable at any time and from time to time on or after six months following the date of issuance up to four years and six months following such date.

The common shares, Warrants, common shares issuable up exercise of the Warrants, Underwriter Warrants and common shares issuable upon exercise thereof, are being offered and sold pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-275870), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 25, 2024 (including the prospectus included therein), and the Company’s registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933 (File No. 333-276701) (collectively, the “Registration Statement”). The Offering is expected to close on or about January 30, 2024, subject to satisfaction of customary closing conditions.

Subscription Agreement

On January 25, 2024, Aptose entered into a subscription agreement (the “Subscription Agreement”) with Hanmi Pharmaceutical Co., Ltd., a corporation formed under the laws of the Republic of Korea, pursuant to which Aptose agreed to sell and issue to Hanmi and Hanmi agreed to purchase from Aptose $4.0 million of Aptose’s common shares and warrants to purchase common shares (the “Hanmi Investment”). The common shares and warrants will be sold in combination, with one common share and 1.11111106 warrant comprising each combined security set purchased by Hanmi. Each whole warrant will be exercisable for one common share at an exercise price of $1.71 per common share. In connection with the transaction, Hanmi received 2,105,263 common shares and 2,339,181 warrants. The purchase price for each combined set of one common share and 1.11111106 warrants will be $1.90. Each Warrant will be exercisable until the date that is five years from the date of issuance. Hanmi is a current shareholder of Aptose and holds, as of the date of this current report, approximately 884,152 common shares, which represents approximately 11.1% of our issued and outstanding common shares. Following completion of the Hanmi Investment and the Offering, Hanmi will beneficially hold approximately 19.99% of our issued and outstanding common shares (assuming that the Underwriter’s over-allotment option is not exercised and assuming that the warrants to be acquired by Hami are not e). The warrants to be acquired by Hanmi pursuant to the Hanmi Investment may not be exercised if Hanmi’s beneficial ownership of Aptose’s common shares would exceed 19.99%. In connection with the Hanmi Investment, the Company agreed to pay a fee to Newbridge Securities Corporation, which acted as placement agent for the Hanmi Investment, of 7.0% cash commission and 7.0% warrants of the amount of the Hanmi Investment, resulting in Newbridge receiving $280,000 in cash and 147,368 warrants, each exercisable for one common share at a price of $2.1375 per share. Each Warrant will be exercisable until the date that is five years from the date of issuance.

In connection with the completion of the Hanmi Investment, Aptose and Hanmi have entered into an agreement (the “Funding Satisfaction Agreement”), dated January 25, 2024, that provides that upon completion of the Hanmi Investment, Hanmi’s obligation to fund the second tranche of its investment pursuant to the subscription agreement entered by Aptose and Hanmi on September 6, 2023, will be deemed to be satisfied.

Investor Rights Agreement

In connection with the Hanmi Investment, Aptose and Hanmi entered into an Amended and Restated Investor’s Rights Agreement (the “Investor Rights Agreement”), which amends and restates the Investor’s Rights Agreement entered by the parties on September 6, 2023. The Investor Rights Agreement provides, among other things, that so long as Hanmi owns at least 10% of Aptose’s issued and outstanding common shares, Hanmi will have the right to designate for employment one or more individuals that are legally able to work in the United States or Canada (each, an “Hanmi Nominee”) to a position or positions within Aptose in applicable areas based on each Hanmi Nominee’s skills, education and experience. The parties agreed that the Hanmi Nominee shall be subject to Aptose’s usual employment rules, practices, policies, evaluation procedures, as amended from time to time and Aptose shall retain the right, in its sole discretion, to terminate such Hanmi Nominee’s appointment with Aptose for violations of Aptose’s employment rules, practices, policies and procedures. The parties also agreed that the Hanmi Nominee shall be entitled to salary, bonus, vacation, incentive payments and bonuses, expenses, allowances and any applicable benefits in amounts and to the extent consistent with employees of Aptose serving or having recently served in a similar capacity with Aptose with such amounts to be reimbursed to Aptose by Hanmi. In the event that a visa or other permit is required to be obtained to permit the Hanmi Nominee to work in the United States or Canada the parties agreed that Aptose would use its commercially reasonable efforts to assist the Hanmi Nominee with obtaining such visa or permit. The parties agreed that upon the nomination of the Hanmi Nominee that the parties would enter into a separate service agreement to outline the specific terms and conditions of the Hanmi Nominee’s appointment.

The Investor Rights Agreement also provides for customary demand and piggyback registration rights to Hanmi. Hanmi is entitled to two (2) demand registrations where Hanmi can require Aptose to register on a registration statement the common shares it receives as part of the Hanmi Investment. Hanmi was also granted piggyback registration rights where if Aptose proposes to file a registration statement, Hanmi, at its own cost and expense can have its common shares included on that registration statement on the same term and conditions as any similar securities of Aptose.

The foregoing descriptions of the Underwriting Agreement, Warrants and Underwriter Warrants is qualified in its entirety by reference to the full text of the Underwriting Agreement, Warrants and Underwriter Warrants which are filed as Exhibits 1.1, 4.3 and 4.4 to this Current Report on Form 8-K and which are each incorporated by reference into the Registration Statement.

The foregoing descriptions of the Hanmi Warrants, the Placement Agent Warrants, the Subscription Agreement, the Investor Rights Agreement and the Funding Satisfaction Agreement are qualified in their entirety by reference to the full text of the Hanmi Warrants, the Placement Agent Warrants, the Subscription Agreement, the Investor Rights Agreement and the Funding Satisfaction Agreement, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are each incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the securities to Hanmi in the Hanmi Investment (including, without limitation, the issuance of common shares to Hanmi upon the exercise of warrants being issued to Hanmi in the Hanmi Investment) and the issuance of the Placement Agent Warrants (including, without limitation, the issuance of common shares to Newbridge Securities Corporation upon the exercise thereof) are each intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) promulgated under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement

4.1	Form of Hanmi Warrant

4.2	Form of Placement Agent Warrant

4.3	Form of Public Offering Warrant

4.4	Form of Underwriter Warrant

10.1*	Subscription Agreement

10.2*	Amended and Restated Investor’s Rights Agreement

10.3	Funding Satisfaction Agreement

104	Cover Page Interactive Data File (formatted as inline XBRL)

*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: January 29, 2024	By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
Chairman, President, and Chief Executive Officer